Exhibit 99.1

NeoPhotonics Reports Fourth Quarter and Year End 2012 Financial Results

•	NeoPhotonics Reports 22% Annual Revenue Growth

•	Record Annual Revenue of $245.4 million

•	Over 300% Year-Over-Year Growth from 40/100G Products

SAN JOSE, CA – February 21, 2013 – NeoPhotonics Corporation (NYSE: NPTN), a leading designer and manufacturer of photonic integrated circuit, or PIC, based optoelectronic modules and subsystems for bandwidth-intensive, high speed communications networks, today announced financial results for its fourth quarter and full year ended December 31, 2012.

“We are very pleased with our fiscal 2012 results, particularly with our ability to continue to grow revenue at an accelerated rate of 22% year-over-year, and reach a new record for total annual revenue,” said Tim Jenks, Chairman, President and CEO of NeoPhotonics. “In addition, NeoPhotonics has grown 40/100G product sales to approximately one third of our quarterly revenue as of the fourth quarter of 2012, helping to meet rapidly growing demand for high speed PIC-based products.”

Highlights for the Fourth Quarter of 2012

•	Revenue was $62.0 million, down $4.1 million, or 6%, from the prior quarter and up $4.8 million, or 8%, from the fourth quarter 2011

•

Gross margin was 22.7%, down from 31.2% in the prior quarter and up from 21.5% in the fourth quarter 2011; gross margin was adversely impacted by approximately 700 basis points due to higher yield loss and inventory-related expense relating to one of the company’s high speed products and lower wafer fab utilization

•	Non-GAAP gross margin was 24.5%, down from 32.9% in the prior quarter and up from 23.5% in the fourth quarter 2011

•	Loss from continuing operations was $3.0 million, down $3.7 million from income in the prior quarter of $0.7 million and an improvement from a loss of $22.8 million in the fourth quarter 2011

•	Non-GAAP loss from continuing operations was $0.1 million, down $2.8 million from income in the prior quarter of $2.7 million and an improvement from a loss of $6.4 million in the fourth quarter 2011

•	Diluted loss per share from continuing operations was $0.10, down from income of $0.02 in the prior quarter and an improvement from a loss of $0.92 in the fourth quarter 2011

•	Non-GAAP diluted loss per share from continuing operations was $0.0, down from income of $0.08 in the prior quarter and an improvement from a loss of $0.26 in the fourth quarter 2011

•	Adjusted EBITDA was $3.5 million, down from $6.4 million in the prior quarter and an improvement from an adjusted EBITDA loss of $3.0 million in the fourth quarter 2011

Total cash, cash equivalents and short-term investments was $101.2 million at December 31, 2012, down from $105.9 million in the prior quarter and up from $86.4 million at December 31, 2011. The sequential quarterly decrease in cash was primarily due to payments for capital expenditures, scheduled repayment of bank debt and expenses relating to the pending acquisition of the semiconductor optical components business unit (OCU) of LAPIS Semiconductor Co., Ltd. announced on January 22, 2013.

Highlights for 2012

•	NeoPhotonics reported record annual revenue of $245.4 million, an increase of $44.4 million, or 22%, from $201.0 million in 2011

•	Gross margin for 2012 was 25.0%, up from 24.9% in 2011

•	Non-GAAP gross margin for 2012 was 27.0%, up from 25.7% in 2011

•	Loss from continuing operations for 2012 was $17.7 million, up from a loss of $15.4 million in 2011

•	Non-GAAP loss from continuing operations for 2012 was $4.7 million, an improvement from a loss of $9.6 million in 2011

•	Diluted loss per share from continuing operations for 2012 was $0.62, an improvement from a loss per share of $1.45 in 2011

•	Non-GAAP diluted loss per share from continuing operations for 2012 was $0.16, an improvement from a loss per share of $0.40 in 2011

•	Adjusted EBITDA for 2012 was $9.3 million, up from $2.7 million in 2011

A reconciliation of GAAP financial measures to Non-GAAP financial measures is attached to this press release. See “Use of Non-GAAP Financial Information” below for a description of these Non-GAAP financial measures.

Outlook for the Quarter Ending March 31, 2013

The company’s current expectations for the first quarter 2013 are:

•	Revenue in the range of $50 million to $55 million, primarily reflecting seasonally lower business activity and a full quarter impact of changes in product prices negotiated in the fourth quarter

•

Non-GAAP gross margin in the range of 22% to 24%, primarily reflecting the impact of seasonality and pricing changes noted above, related lower wafer fab utilization and expectations for continued higher manufacturing costs relating to one of the company’s high speed products

•	Diluted loss per share from continuing operations in the range of $0.25 to $0.35, and on a Non-GAAP basis in the range of a loss of $0.15 to $0.25 per share

The outlook for the first quarter of 2013 excludes the results of operations from LAPIS OCU as the transaction is not yet closed. The Non-GAAP outlook for the first quarter of 2013 excludes the expected amortization of intangibles and other assets of approximately $1.3 million, the anticipated impact of stock-based compensation of approximately $1.2 million, and transaction expenses related to the acquisition of LAPIS OCU of approximately $1.2 million, of which $1.0 million is estimated to relate to cost of goods sold.

The company’s current expectations for the full year of 2013 are for revenue growth in the range of 8% to 10% over 2012, and assuming that level of growth, profitability on a full year non-GAAP basis.

In connection with the announced acquisition of LAPIS OCU, which is not a standalone company and has historically not prepared separate financial statements, audited financial information for the business unit is not yet available. Based on preliminary unaudited pro forma financial information provided by management of LAPIS Semiconductor, OCU had revenue of approximately $45 million for the first nine months ended September 30, 2012. Based on the company’s estimates, the addition of OCU is expected to be accretive to the company’s Adjusted EBITDA within the first year following the transaction. The parties expect the transaction to close in the second quarter or sooner and completion of the transaction is subject to various customary closing conditions. Following the consummation of the transaction, NeoPhotonics will file with the Securities and Exchange Commission the required historical and pro forma financial results reflecting the acquisition.

Conference Call

The company will discuss these financial results in a conference call at 5:00 p.m. EST today. The public is invited to listen to a live webcast of the conference call on the Investor Relations section of the company website at http://ir.neophotonics.com. A replay of the webcast will be available on the Investor Relations section on the company’s website approximately two hours after the conclusion of the call.

About NeoPhotonics

NeoPhotonics is a leading designer and manufacturer of photonic integrated circuit, or PIC, based optoelectronic modules and subsystems for bandwidth-intensive, high-speed communications networks including coherent 100G data rates. The company’s products enable cost-effective, high-speed data transmission and efficient allocation of bandwidth over communications networks. NeoPhotonics maintains headquarters in San Jose, California and ISO

9001:2000 certified engineering and manufacturing facilities in Silicon Valley (USA) and Shenzhen, China. NeoPhotonics has been included in the Russell 3000® Index since June 2011. For additional information, visit www.neophotonics.com

© 2013 NeoPhotonics Corporation. All rights reserved. NeoPhotonics and the red dot logo are trademarks of NeoPhotonics Corporation.

Forward Looking Statements

The statements in this press release under the heading “Outlook for the Quarter Ending March 31, 2013”, as well as those about the anticipating timing of the OCU acquisition and the expected accretive impact of the transaction to the financial results of NeoPhotonics, are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company’s actual results to differ materially from those anticipated in such forward-looking statements. The risks and uncertainties that could cause the company’s results to differ materially from those expressed or implied by such forward-looking statements include but are not limited to: possible reduction in or volatility of customer orders or delays in shipments of products to customers; timing of customer drawdowns of vendor-managed inventory; possible disruptions in the supply chain or in demand for the company’s products due to industry developments, economic conditions or natural disasters; volatility in utilization of manufacturing operations and other manufacturing costs; reductions in the company’s rate of new design wins, and/or the rate at which design wins go into production, and the rate of customer acceptance of new product introductions; the company’s reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure that may arise from changing supply or demand conditions in the industry; a decline in general conditions in the telecommunications equipment industry or the world economy generally (particularly in the United States, China or Europe); effects of seasonality; the risk that the OCU acquisition will not close or that closing will be delayed; the risk that the OCU business may not perform as expected due to transaction-related uncertainty or other factors; and other risks and uncertainties described more fully in the company’s documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact the company’s business are set forth in the “Risk Factors” section of the company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2012. All forward-looking statements in this press release are based on information available to NeoPhotonics as of the date hereof and qualified in their entirety by this cautionary statement, and NeoPhotonics assumes no obligation to revise or update these forward-looking statements.

Use of Non-GAAP Financial Information

The company provides Non-GAAP gross margin, Non-GAAP net income (loss) from continuing operations, Non-GAAP diluted net income (loss) per share and adjusted EBITDA, as supplemental information. In computing certain of these Non-GAAP financial measures, the company excludes certain items included under GAAP, including stock-based compensation expense, amortization of purchased intangible assets, amortization of acquisition-related fixed asset and inventory step-ups, acquisition-related costs, gain on sale of shares of an unconsolidated investee, net of direct cost, restructuring charges, fair value adjustment to contingent consideration, goodwill impairment charge, and the related tax effects of Non-GAAP adjustments. In computing adjusted EBITDA, the company also excludes interest (income) expense, net, provision for (benefit from) income taxes and depreciation expense.

Management uses these Non-GAAP financial measures to evaluate the operating performance of the business and aid in the period-to-period comparability. Management also uses the Non-GAAP financial measures for planning and forecasting and measuring results against its forecast. Using several measures to evaluate the business allows the company and investors to assess the company’s relative performance and ultimately monitor the company’s capacity to generate returns for its stockholders. The Non-GAAP financial measures provided herein may not provide information that is directly comparable to that provided by other companies in the company’s industry, as other companies may calculate such financial results differently. The company’s Non-GAAP financial measures are not measurements of financial performance under GAAP, and should not be considered as alternatives to the financial measures derived in accordance with GAAP. The company does not consider these Non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of the Non-GAAP financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion of this press release.

Contacts:

JD Fay, Chief Financial Officer

NeoPhotonics Corporation

408-895-6086

Erica Mannion, Investor Relations

Sapphire Investor Relations, LLC

415-471-2700

ir@neophotonics.com

NeoPhotonics Corporation

Consolidated Statements of Operations (Unaudited)

(In thousands, except percentages, share and per share data)

	Three months ended			Year ended
	Dec. 31, 2012	Sep. 30, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011
Revenue	$62,023	$66,152	$57,183	$245,423	$201,029
Cost of goods sold (1)	47,973	45,536	44,909	184,163	150,944

Gross profit	14,050	20,616	12,274	61,260	50,085
	22.7%	31.2%	21.5%	25.0%	24.9%
Operating expenses:
Research and development (1)	8,535	9,893	11,039	38,288	30,855
Sales and marketing (1)	3,458	3,354	3,368	13,241	11,686
General and administrative (1)	5,351	6,770	7,287	25,808	21,900
Amortization of purchased intangible assets	320	321	326	1,316	994
Adjustment to fair value of contingent consideration	(308)	(850)	(1,287)	(554)	(1,287)
Goodwill impairment charges	—	—	13,106	—	13,106
Restructuring charges	(91)	—	1,297	68	1,297

Total operating expenses	17,265	19,488	35,136	78,167	78,551

Income (loss) from operations	(3,215)	1,128	(22,862)	(16,907)	(28,466)

Interest income	168	147	253	592	407
Interest expense	(134)	(135)	(192)	(568)	(422)
Other income (expense), net	696	154	(53)	575	14,246

Total interest and other income (expense), net	730	166	8	599	14,231

Income (loss) before income taxes	(2,485)	1,294	(22,854)	(16,308)	(14,235)
Benefit from (provision for) income taxes	(476)	(571)	22	(1,364)	(1,155)

Income (loss) from continuing operations	(2,961)	723	(22,832)	(17,672)	(15,390)
Income (loss) from discontinued operations, net of tax	(28)	—	523	142	636

Net income (loss)	(2,989)	723	(22,309)	(17,530)	(14,754)
Deemed dividend on beneficial conversion of Series X redeemable convertible preferred stock	—	—	—	—	(17,049)
Accretion of redeemable convertible preferred stock	—	—	—	—	(7)

Net income (loss) attributable to NeoPhotonics Corporation common stockholders	$(2,989)	$723	$(22,309)	$(17,530)	$(31,810)

Net income (loss) per share—Basic:
Continuing operations	$(0.10)	$0.02	$(0.92)	$(0.62)	$(1.45)
Discontinued operations	$(0.00)	$—	$0.02	$0.00	$0.03

Net income (loss)	$(0.10)	$0.02	$(0.90)	$(0.62)	$(1.42)

Net income (loss) per share—Diluted:
Continuing operations	$(0.10)	$0.02	$(0.92)	$(0.62)	$(1.45)
Discontinued operations	$(0.00)	$—	$0.02	$0.00	$0.03

Net income (loss)	$(0.10)	$0.02	$(0.90)	$(0.62)	$(1.42)

Weighted average shares used to compute net income (loss) per share:
Basic	30,414,735	30,215,144	24,807,478	28,529,849	22,359,802

Diluted	30,414,735	30,611,304	24,807,478	28,529,849	22,359,802

(1) Includes stock-based compensation expense (credit) as follows for the periods presented:

Cost of goods sold	$248	$228	$120	$800	$503
Research and development	475	404	256	1,743	1,033
Sales and marketing	279	242	145	935	647
General and administrative	341	408	219	1,299	925

Total stock-based compensation expense	$1,343	$1,282	$740	$4,777	$3,108

NeoPhotonics Corporation

Consolidated Balance Sheets (Unaudited)

(In thousands)

	As of
	Dec. 31, 2012	Dec. 31, 2011
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$101,241	$86,384
Restricted cash	2,626	3,227
Accounts receivable, net	70,354	68,877
Inventories	43,793	35,341
Prepaid expenses and other current assets	7,701	5,882
Current assets held-for-sale	—	1,687

Total current assets	225,715	201,398
Long-term investments	188	92
Property, plant and equipment, net	54,440	56,344
Other intangible assets, net	14,213	17,999
Other long-term assets	1,076	1,049
Long-term assets held-for-sale	—	167

Total assets	$295,632	$277,049

LIABILITIES, REDEEMABLE COMMON STOCK AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$36,308	$37,599
Notes payable	12,003	14,620
Current portion of long-term debt	5,000	5,000
Accrued and other current liabilities	19,959	18,299
Current liabilities held-for-sale	—	1,681

Total current liabilities	73,270	77,199
Long-term debt, net of current portion	17,167	22,166
Deferred income tax liabilities	653	927
Other noncurrent liabilities	1,724	3,103

Total liabilities	92,814	103,395

Redeemable common stock	5,000	—
Stockholders’ equity:
Common stock	76	62
Additional paid-in capital	433,996	392,792
Accumulated other comprehensive income	11,829	11,353
Accumulated deficit	(248,083)	(230,553)

Total stockholders’ equity	197,818	173,654

Total liabilities, redeemable common stock and stockholders’ equity	$295,632	$277,049

NeoPhotonics Corporation

Reconciliation of Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)

(In thousands, except percentages, share and per share data)

	Three months ended			Year ended
	December 31, 2012	September 30, 2012	December 31, 2011	December 31, 2012	December 31, 2011
NON-GAAP GROSS PROFIT:
GAAP gross profit	$14,050	$20,616	$12,274	$61,260	$50,085
Stock-based compensation expense	248	228	120	800	503
Amortization of purchased intangible assets	642	616	532	2,472	598
Amortization of acquisition-related fixed asset step-up	225	243	292	1,512	292
Amortization of acquisition-related inventory step-up	—	—	215	—	215
Acquisition-related costs	50	40	12	148	12

Non-GAAP gross profit	$15,215	$21,743	$13,445	$66,192	$51,705

Non-GAAP gross margin (% of revenue)	24.5%	32.9%	23.5%	27.0%	25.7%

NON-GAAP INCOME (LOSS) FROM CONTINUING OPERATIONS:
GAAP income (loss) from continuing operations	$(2,961)	$723	$(22,832)	$(17,672)	$(15,390)
Stock-based compensation expense	1,343	1,282	740	4,777	3,108
Amortization of purchased intangible assets	963	937	858	3,788	1,592
Amortization of acquisition-related fixed asset step-up	356	386	427	2,480	427
Amortization of acquisition-related inventory step-up	—	—	215	—	215
Acquisition-related costs	629	240	1,089	2,648	1,426
Gain on sale of shares of an unconsolidated investee, net of direct cost	—	—	—	—	(13,829)
Restructuring charges	(91)	2	1,297	68	1,297
Fair value adjustment to contingent consideration	(308)	(850)	(1,287)	(554)	(1,287)
Goodwill impairment charge	—	—	13,106	—	13,106
Income tax effect of Non-GAAP adjustments	(56)	(67)	(6)	(202)	(227)

Non-GAAP income (loss) from continuing operations	$(125)	$2,653	$(6,393)	$(4,667)	$(9,562)

ADJUSTED EBITDA:
GAAP income (loss) from continuing operations	$(2,961)	$723	$(22,832)	$(17,672)	$(15,390)
Stock-based compensation expense	1,343	1,282	740	4,777	3,108
Amortization of purchased intangible assets	963	937	858	3,788	1,592
Amortization of acquisition-related fixed asset step-up	356	386	427	2,480	427
Amortization of acquisition-related inventory step-up	—	—	215	—	215
Acquisition-related costs	629	240	1,089	2,648	1,426
Gain on sale of shares of an unconsolidated investee, net of direct cost	—	—	—	—	(13,829)
Restructuring charges	(91)	2	1,297	68	1,297
Fair value adjustment to contingent consideration	(308)	(850)	(1,287)	(554)	(1,287)
Goodwill impairment charge	—	—	13,106	—	13,106
Interest (income) expense, net	(34)	(12)	(61)	(24)	15
Provision for (benefit from) income taxes	476	571	(22)	1,364	1,155
Depreciation expense	3,095	3,151	3,470	12,444	10,844

Adjusted EBITDA	$3,468	$6,430	$(3,000)	$9,319	$2,679

NON-GAAP DILUTED INCOME (LOSS) PER SHARE FROM CONTINUING OPERATIONS:
GAAP diluted income (loss) per share from continuing operations	$(0.10)	$0.02	$(0.92)	$(0.62)	$(1.45)

Non-GAAP diluted income (loss) per share from continuing operations	$(0.00)	$0.08	$(0.26)	$(0.16)	$(0.40)

SHARES USED TO COMPUTE NON-GAAP DILUTED INCOME (LOSS) PER SHARE FROM CONTINUING OPERATIONS:
Shares used to compute GAAP diluted income (loss) per share from continuing operations	30,414,735	30,611,304	24,807,478	28,529,849	22,359,802

Shares used to compute non-GAAP diluted income (loss) per share from continuing operations	30,414,735	31,393,431	24,807,478	28,529,849	24,027,658